Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration No. 333-259125 on Form S-3 and Registration Statement Nos. 333-225309, 333-218075, 333-211098, 333-187179, and 333-185968 on Form S-8 and Post-effective Amendment No. 1 to Registration Statement No. 333-190725 on Form S-1 of PBF Energy Inc. of our report dated February 17, 2022, relating to the financial statements of PBF Energy Company LLC and subsidiaries, appearing in this Annual Report on Form 10-K of PBF Energy Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
February 17, 2022